          Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements listed below of our report dated January 14, 2000, with respect to the consolidated financial statements of Mississippi Valley Bancshares, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999.

FORM           NO.
----           ---
S-8         33-70208       Mississippi Valley Bancshares, Inc. 1991 Stock
                           Option Plan and Southwest Bank of St. Louis
                           401(k) Retirement Savings Plan
S-8         33-88680       Mississippi Valley Bancshares, Inc. 1991 Stock
                           Option Plan
S-8         333-00898      Southwest Bank of St. Louis 401(k) Retirement
                           Savings Plan
S-8         333-21083      Mississippi Valley Bancshares, Inc. 1991 Stock
                           Option Plan
S-8         333-50669      Mississippi Valley Bancshares, Inc. 1991 Stock
                           Option Plan
S-8         333-73361      Mississippi Valley Bancshares, Inc. 1991 Stock
                           Option Plan



March 23, 2000                   /s/ Ernst & Young LLP
St. Louis, Missouri